UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 21, 2007

Lexington Precision Corporation

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-3252	22-1830121

(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, 15th Floor, New York, New York	10022

(Address of principal executive offices)	(Zip Code)
(212) 319-4657

(Registrant’s telephone number, including area code)
40 East 52nd Street, New York, NY, 10022

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
          On May 21, 2007, Lexington Precision Corporation, a Delaware corporation (the “Company” or “we”), and its subsidiary Lexington Rubber Group, Inc. (“LRG” and together with the Company, the “Borrowers”) entered into an agreement (the “Credit Forbearance Agreement”) with CapitalSource Finance LLC (“CapitalSource”), Webster Business Credit Corporation (“Webster”), CSE Mortgage LLC (“CSE”) and DMD Special Situations Funding, LLC (“DMD” and collectively with CapitalSource, Webster and CSE, the “Forbearing Lenders”).
          CapitalSource is a lender, the collateral agent, administrative agent and co-documentation agent, and Webster is a lender and the co-documentation agent, under the Borrowers’ revolving credit facility (the “Revolving Credit Facility”). CSE is a lender and the collateral agent, and DMD is a lender, under the Borrowers’ real estate term loan facility (the “Term Loan Facility” and together with the Revolving Credit Facility, the “Credit Facilities”). As previously reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the Securities and Exchange Commission on April 16, 2007, we are currently in default under our Credit Facilities and our 12% Senior Subordinated Notes due August 1, 2009 (the “Notes”). Under the Credit Forbearance Agreement, the Forbearing Lenders agreed to not exercise or enforce their rights or remedies against the Borrowers which the Forbearing Lenders, or such lenders as agents for the other lenders under the Credit Facilities, would be entitled to exercise or enforce under the terms of the Credit Facilities and amendments thereto, by reason of the occurrence or continuance of the defaults, until the date (the “Forbearance Termination Date”), that is the earliest to occur of: (a) 120 days following the effective date of the Credit Forbearance Agreement (subject to extension upon execution of a commitment for a refinancing or sale, as described below), (b) consummation of a refinancing or a sale of the stock or assets of the Borrowers, or (c) occurrence of certain specified events of termination. On the Forbearance Termination Date, the Borrowers’ obligations under the Credit Facilities will automatically accelerate and become immediately due and payable. The 120-day forbearance period will be extended, for an additional 30 days, if the Borrowers enter into a letter of intent for the refinancing of the Credit Facilities, or for an additional 60 days if the Borrowers enter into a letter of intent for the sale of their assets and/or stock (if, at the same time an earnest money deposit of at least 3% of the purchase price is made, or an asset purchase agreement is executed), in each case in an amount sufficient to pay the obligations under the Credit Facilities. During the forbearance period, interest will continue to be charged under the Credit Facilities at the default rate. A non-refundable forbearance fee in an amount equal to 1% of the obligations under the Credit Facilities outstanding on the effective date of the Credit Forbearance Agreement shall be charged on such date. The Credit Forbearance Agreement became effective on May 25, 2007, upon the execution of a forbearance agreement (described below) between the Borrowers and the holders of the Notes or the indenture trustee of the Notes.
          On May 25, 2007, we entered into a Forbearance Agreement (the “Notes Forbearance Agreement”) with certain holders of the Notes (the “Forbearing Holders”), holding $25,428,000 aggregate principal amount of the Notes, or 74.4% of the Notes outstanding. An additional $7,772,000 aggregate principal amount of Notes, or 22.7% of the Notes outstanding, is held by affiliates of the Company or their relatives and their affiliates. Under the Notes Forbearance Agreement, the Forbearing Holders agreed, for a period of six months from the date of the agreement, to forbear from the exercise of any rights or remedies it may have under the Indenture (the “Indenture”), dated as of December 18, 2003, by and among the Company and Wilmington Trust Company as trustee (the “Trustee”) pursuant to which the Notes were issued, or applicable law, or otherwise. The Notes Forbearance Agreement and the forbearance period are subject to early termination by holders of a majority of the principal amount of the Notes upon occurrence of certain specified events, including, if CapitalSource accelerates the indebtedness, or ceases to make loans available under the Revolving Credit Facility. The Notes Forbearance Agreement will become effective upon the fulfillment of certain conditions, including that each Forbearing Holder shall have consented to execution of the first supplemental indenture (described below), and the Trustee and the Company shall have entered into the first supplemental indenture. During the period from March 9, 2007, to the redemption of the Notes or filing of bankruptcy by the Company, the interest rate on the Notes will increase to 16% per annum. The Notes Forbearance Agreement requires us to take certain specified actions during the forbearance period, including using commercially reasonable efforts to either refinance its indebtedness or sell the Company or LRG.
          Also on May 25, 2007, we entered into the First Supplemental Indenture (the “Supplemental Indenture”) with the Trustee. The Supplemental Indenture amends the Indenture to provide for the redemption of all outstanding Notes within three business days of the closing of a refinancing of the indebtedness of the Borrowers, or a sale of the Company.
          The above descriptions of the Credit Forbearance Agreement, the Notes Forbearance Agreement and the Supplemental Indenture are qualified in their entirety by the terms of such documents, which will be attached as exhibits to the Company’s next quarterly report on Form 10-Q.
Section 3 — Securities and Trading Markets
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
          On May 21, 2007, we received a notice, dated as of May 17, 2007, from the National Association of Securities Dealers (the “NASD”) notifying us that the Company’s securities will be removed from quotation on the Over the Counter Bulletin Board (the “OTCBB”) because it has not timely filed its quarterly reports on Form 10-Q for the periods ended March 31, 2006, September 30, 2006 and March 31, 2007. Pursuant to Rule 6530(e) of the NASD Rules, an issuer will not be permitted, for a period of one year (subject to compliance with the reporting obligations during this time), to quote a security on the OTCBB, if it has been delinquent in its reporting obligations three times in the past 24 months. Pursuant to the notice, the Company’s securities will be removed from quotation effective at the open of business on May 29, 2007. At this time, we intend to take no action in response to the notice.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXINGTON PRECISION CORPORATION (Registrant)
Date: May 25, 2007
	By:	/s/ Dennis J. Welhouse
		Name:	Dennis J. Welhouse
		Title:	Senior Vice President and Chief Financial Officer